UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 18th, 2020

BRIGHTLANE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	30-078905
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

(888) 468-2856

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 18th, 2020, the Shareholders of the Corporation elected Mr. David Over as Director and CEO; and Mr. Ian Boots as Director. The Current Board has submitted their resignations hereto as an Exhibit. Their resignations were not the result of any disagreement with the current Board.

David Over, 57, brings 30 years of corporate experience in international business, particularly in the areas of restructuring and reorganization. David has served on the Boards of Buck & Yard Ltd, a business-to-business consultancy; Prime Direction Ltd, a financial market trading system as Chief Marketing Officer; and CEO of Zephyr Media Inc., a digital media company. David has also joined the board of Vatbridge Limited a wholly owned subsidiary of Brightlane Corp.

Ian Boots, 30, has been a Director and MLRO/AML/Compliance officer at Escrow Custodian Services Limited, a building Company, Pine Developments Limited, and Various real estate services companies in England. Ian is currently the Managing Director of Vatbridge Limited, a wholly owned subsidiary of Brightlane Corp. based in the UK Ian is exceptionally knowledgeable in real property, valuations, landlord-tenant issues as well as credit and lending and cashflow management. Ian obtained his BA (Honors) in Business management from University of Suffolk in 2013.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Shareholder Resolution appointing new Officers
10.2	Resignation of Stephen C. Helm
10.3	Resignation of “Colin” David Louis Hill II
10.4	Resignation of Peter Hellwig

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2021

BRIGHTLANE CORP. /s/ David Over By: David Over, Director, CEO